Exhibit 10.6

Execution Version

ASSIGNMENT OF Notes and Deeds of trust

THIS ASSIGNMENT OF NOTES AND DEEDS OF TRUST (this “Assignment”) is made and entered into as April 15, 2020, by and among PACIFIC ETHANOL CENTRAL, LLC , a Delaware limited liability company (“PEC”), PACIFIC AURORA, LLC, a Delaware limited liability company (“PAL”), and COBANK, ACB, a federally-chartered instrumentality of the United States, as administrative agent (in such capacity, “Administrative Agent”) for the Pekin Lenders (defined below) and the ICP Lender (defined below).

R E C I T A L S:

A. WHEREAS, PACIFIC ETHANOL PEKIN, LLC, a Delaware limited liability company (“Pekin”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA, as a Lender, and COBANK, ACB, a federally-chartered instrumentality of the United States, as Agent, are parties to a Credit Agreement dated as of December 15, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Pekin Credit Agreement”) pursuant to which the Pekin Lenders have made and may make advances and extend other financial accommodations to Pekin (the “Pekin Loan”). The lenders from time to time as parties to the Pekin Credit Agreement are referred to herein as the “Pekin Lenders.”

B. WHEREAS, ILLINOIS CORN PROCESSING, LLC, a Delaware limited liability company (“ICP” and together with Pekin collectively, the “Borrowers”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, as a Lender, and COBANK, ACB, a federally-chartered instrumentality of the United States, as Cash Management Provider and Agent, are parties to a Credit Agreement dated as of September 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including as of the date hereof, the “ICP Credit Agreement” and together with the Pekin Credit Agreement, the “Credit Agreements”) pursuant to which the ICP Lenders have made and may make advances and extend other financial accommodations to ICP (the “ICP Loan” and together with the Pekin Loan, the “Loans”). The lenders from time to time as parties to the ICP Credit Agreement are referred to herein as the “ICP Lenders,” and the Pekin Lenders and the ICP Lenders are sometime referred to herein as the “Lenders.”

C. WHEREAS, to secure the satisfaction of the Borrowers’ obligations under the Credit Agreements, PEC pledged to the Administrative Agent, for the benefit of the Lenders, the entirety of its issued and outstanding membership interests (the “Pledged Equity”) in Pacific Aurora, LLC, a Delaware limited liability company (“PAL”)

D. WHEREAS, in connection with that certain Membership Interest Purchase Agreement dated as of February 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, “Purchase Agreement”), PEC agreed to sell the entirety of the Pledged Equity to Aurora Cooperative Elevator Company, a Nebraska cooperative company.

E. WHEREAS, $16,500,000 of the purchase price under the Purchase Agreement is in the form of two promissory notes: (i) in the amount of $7,920,000 (the “Non-Negotiable Note,” a copy of which is attached here to as Exhibit A) and (ii) in the amount of $8,580,000 (the “Negotiable Note” a copy of which is attached here to as Exhibit B. collectively, the “Notes”).

F. WHEREAS, as security for payment of the Notes, PAL has granted a lien on the real property of PAL in the form of two Deeds of Trust (the “Deeds of Trust”).

G. WHEREAS, a condition precedent to Administrative Agent’s agreement to release its security interest in the Pledged Equity,

(i) PEC is required to execute and deliver this Assignment which (a) assigns to the Administrative Agent, for the benefit of the Lenders, all of PEC’s rights under the Notes and the Deeds of Trust, and (a) directs PAL to make payments due under the Notes directly to the Administrative Agent, for the benefit of the Lenders, and

(ii) PAL is required to execute and deliver (a) this Assignment, acknowledging such assignment and payment direction, and (b) each of the collateral assignments of the Deeds of Trust in the forms attached hereto as Exhibit C and Exhibit D (together, the “Deeds of Trust Collateral Assignments”).

NOW, THEREFORE, in consideration of the Administrative Agent agreeing to release its security interests in the Pledged Equity and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Credit Agreements. Notwithstanding the foregoing, the term “Event of Default” shall mean and Event of Default under either of the Credit Agreements (as such term is defined therein) or any failure of PEC or PAL to satisfy its respective obligations hereunder.

2. Assignment and Direction of Payment.

(a) PEC hereby assigns, sells, conveys, sets over and otherwise transfers to Administrative Agent, for the benefit of the Lenders, the Notes and the Deeds of Trust, including without limitation, all of PEC’s rights in and to the principal and interest payments payable thereunder, subject to the terms and provisions hereof. This Assignment is and for all purposes shall be a present assignment vesting in Administrative Agent all of PEC’s right, title and interest in, to and under the Notes and the Deeds of Trust, upon and subject to the terms and provisions hereof.

(b) PEC hereby directs, and PAL hereby acknowledges, that all payments due to PEC under the Notes and the Deeds of Trust, whether scheduled or due upon maturity or acceleration, shall be paid directly to the Administrative Agent. The Administrative Agent shall apply eighty percent (80%) of each payment under the Notes (whether principal, interest or otherwise) as repayment of the Loans, and so long as no Event of Default has occurred and is continuing, the Administrative Agent shall transfer the remaining twenty percent (20%) of each such payment to PEC . PAL specifically acknowledges and agrees that if it makes any payment, directly or indirectly, to PEC pursuant to either of the Notes or the Deeds of Trust in violation of this Agreement, PAL shall continue to be liable to PEC for such payment unless and until PEC transfers such payment to Administrative Agent.

(c) Upon repayment in full of the Paydown Amount, or upon the earlier payment in full by PAL of the outstanding principal of the Notes and all accrued but unpaid interest thereon, Administrative Agent shall reassign (the “Reassignment”) to PEC the Notes and the Deeds of Trust assigned to Administrative Agent hereby; provided, however, that all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in the ordinary course of business as a result of or in connection with the Reassignment shall be reimbursed to Administrative Agent by PEC; and further provided that the Reassignment shall be made without recourse, warranty or any other obligation to or liability incurred by Administrative Agent, other than to the extent of gross negligence or willful misconduct on the part of the Administrative Agent as such is determined by a final, non-appealable judgment by a court of competent jurisdiction . The Reassignment shall be effectuated by execution of documents reasonably acceptable to Administrative Agent and PEC in both form and substance.

3. Delivery of Notes. As a condition to effectiveness of this Assignment, within three (3) Business Days following the date hereof, the executed original Notes shall be delivered to Administrative Agent and endorsed to Administrative Agent in a manner reasonably acceptable to Administrative Agent. Concurrently with the Reassignment, the Note shall be returned to PEC with an endorsement by Administrative Agent to PEC without recourse, other than to the extent of gross negligence or willful misconduct on the part of the Administrative Agent as such is determined by a final, non-appealable judgment by a court of competent jurisdiction; provided, however, that Administrative Agent shall not be responsible for returning the Note if Administrative Agent has transferred such Note to a third party pursuant to Administrative Agent’s remedies hereunder following an Event of Default.

4. Delivery of Collateral Assignment. As a condition to effectiveness of this Assignment, within three (3) Business Days following the date hereof, the executed and notarized original Deeds of Trust Collateral Assignments shall be delivered to Administrative Agent. PEC and PAL hereby authorize, instruct and direct the Administrative Agent to record each of the Deeds of Trust Collateral Assignments with the office of the recorder of deeds for Hamilton County, Nebraska, or such other recording office as the Administrative Agent shall deem appropriate and to take such other action as is necessary to perfect the security interest in the Deeds of Trust in favor of the Administrative Agent.

5. Representations and Warranties.

(a) PEC hereby represents and warrants to Administrative Agent that:

(i) The assignment of the Note made hereby is valid and enforceable and does not violate any provision of any mortgage, deed of trust, security agreement, loan agreement or any other document or instrument of any kind executed by PEC, Pekin or ICP.

(ii) The Notes and the Deeds of Trust are genuine, valid and legally enforceable in accordance with their terms. To PEC’s knowledge, other than as set forth in the Purchase Agreement with respect to the Non-Negotiable Note, PAL does not have any claim, counterclaim, right of offset, defense (including, without limitation, usury) or any other similar right with respect to or in connection with any of their respective obligations under said Notes or the Deeds of Trust.

(iii) No default exists by any party under the Notes or the Deeds of Trust nor does any circumstance exist that with the passage of time or the giving of notice or both could become such a default.

(iv) PEC owns and holds all right, title and interest in and to the Notes and the Deeds of Trust free and clear of any liens, security interest or other encumbrances, other than a security interest in favor of Cortland Products Corp., as collateral agent, which security interest is subordinated in favor of the Administrative Agent, and PEC has the absolute right and power to assign and transfer such right, title and interest.

(v) The Notes and the Deeds of Trust are in compliance with all applicable state laws, rules, regulations and other governmental requirements.

(b) PAL hereby represents and warrants to Administrative Agent that:

(i) The assignment of the Note made hereby is valid and enforceable. The Notes and the Deeds of Trust are genuine, valid and legally enforceable in accordance with their terms. No default exists by PAL under the Notes or the Deeds of Trust nor does any circumstance exist that with the passage of time or the giving of notice or both could become such a default. To PAL’s knowledge, no default exists by PEC under the Notes or the Deeds of Trust nor does any circumstance exist that with the passage of time or the giving of notice or both could become such a default.

(ii) Other than as set forth in the Purchase Agreement with respect to the Non-Negotiable Note PAL does not have any claim, counterclaim, right of offset, defense (including, without limitation, usury) or any other similar right with respect to or in connection with any of their respective obligations under said Notes or the Deeds of Trust.

6. Covenants. PEC covenants and agrees, that so long as this Assignment is in effect:

(a) shall use its best efforts to cause PAL to observe and perform all of the covenants, terms, conditions and agreements contained in the Notes and the Deeds of Trust. Other than in connection with (i) the repayment in full of the Notes or (ii) the satisfaction of the Paydown Amount, without the express written consent of Administrative Agent, PEC shall not release or excuse the liability of any of the obligations under the Notes and the Deeds of Trust;

(b) other than a security interest in favor of Cortland Products Corp., as collateral agent, which security interest is subordinated in favor of the Administrative Agent, has not and shall not make any other assignment of all or any part of their interest in, to or under the Notes or the Deeds of Trust;

(c) other than as set forth in Section 7(a) below, shall not alter, modify or change the terms and provisions of the Notes or the Deeds of Trust, or give any consent or approval required or permitted under the Notes or the Deeds of Trust without the prior written consent of Administrative Agent;

(d) shall enforce the Notes and the Deeds of Trust and all rights and remedies thereunder in case of default thereunder; provided, however, that PEC shall not exercise any of its rights and remedies under the Notes or the Deeds of Trust without first obtaining the prior written consent of Administrative Agent;

(e) shall, at its sole cost and expense, appear in and prosecute or defend, as the case may be, any and all actions and proceedings arising under, relating to or in any manner connected with the Notes or the Deeds of Trust or its rights thereunder, and shall pay all costs and expenses of Administrative Agent, including court costs and reasonable attorneys’ fees, in any such action or proceeding in which Administrative Agent may appear;

(f) shall give prompt notice to Administrative Agent of any notice of any default under or with respect to the Note;

(g) shall provide written notice to the Administrative Agent promptly upon any change in the principal amount of the Non-Negotiable Note, together with an explanation, calculation and appropriate documentation justifying the basis of such change.

7. Provisions Specific to Non-Negotiable Note. Administrative Agent acknowledges and agrees that:

(a) the Non-Negotiable Note and the unpaid principal amount outstanding thereunder shall be subject to reduction from time to time in accordance with the terms of Sections 2.5(c) and 10.2(e) of the Purchase Agreement, which are incorporated herein by this reference.

(b) the Non-Negotiable Note is non-negotiable such that (A) other than to Administrative Agent as provided hereunder PEC may not assign or otherwise transfer Non-Negotiable Note without the consent of PAL and (B) in the event that Administrative Agent exercises its remedies hereunder or otherwise under the Credit Agreements and forecloses on the Non-Negotiable Note Administrative Agent may not assign or otherwise transfer the Non-Negotiable Note without the consent of PAL.

8. Remedies. If an Event of Default occurs hereunder, Administrative Agent, at Administrative Agent’s option and sole discretion, may (subject in all respects to the terms of Section 7 above) take any and all of the following actions:

(a) Exercise any and all rights of collection, conversion or exchange, and any and all other rights, remedies, privileges and powers pertaining or relating to the Notes or the Deeds of Trust which are available to PEC or Administrative Agent under this Assignment, under the Notes, the Deeds of Trust or otherwise provided by law.

(b) Negotiate and retain the proceeds from the Notes or the Deeds of Trust and/or sell, assign and deliver the whole or, from time to time, any part thereof at any broker’s board or at any private sale or public auction, with or without demand or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, credit or other property, for such price and on such terms as Administrative Agent, in its sole discretion, may determine, free from any right of equity or redemption on the part of PEC (all said rights hereby being waived and released). Administrative Agent, without notice or publication, may (i) adjourn any such sale or cause the same to be so adjourned from time to time, and (ii) make such sale or cause such sale to be made at any time or place to which the same may be so adjourned.

(c) Exercise any and all rights and remedies afforded to a secured party under the Uniform Commercial Code and any and all other applicable provisions of law.

(d) Exercise any and all rights and remedies afforded to Administrative Agent under the Credit Agreements.

Administrative Agent shall not incur any liability as a result of the sale or negotiation of the Notes, the Deeds of Trust, or any part thereof, at any private, public or other sale. PEC hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Note is sold at such a private sale may be less than the aggregate amount of the obligations, even if Administrative Agent accepts the first offer received and does not offer the Notes or the Deeds of Trust to more than one possible purchaser. The net proceeds of any amounts collected by virtue of the exercise by Administrative Agent of the remedies set forth hereunder may be applied by Administrative Agent to the payment of the obligations under the Loans in any order thereof that Administrative Agent may elect, with the balance, if any, returned to PEC.

9. Rights and Remedies. The rights and remedies of Administrative Agent hereunder and under the Credit Agreements shall be cumulative and concurrent and may be pursued separately, successively or together, at the sole discretion of Administrative Agent, and may be exercised as often as the occasion therefor may arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

10. Stay or Extension Laws. PEC covenants that it will not at any time claim, take, insist upon or invoke the benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Notes or the Deeds of Trust prior to any sale or sales thereof to be made pursuant to the provisions hereof or pursuant to the decree, judgment, or order of any court of competent jurisdiction; nor, after such sale or sales, shall PEC claim or exercise any right under any statute now or hereafter enacted by any state to redeem the property so sold or any part thereof, and PEC hereby expressly waives, on behalf of itself and each and every person claiming by, through or under PEC, all benefit and advantage of any such law or laws, and PEC covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power, right or remedy herein or hereby granted to Administrative Agent, but will authorize, allow and permit the execution of every such power, right and remedy as though no such law or laws had been made or enacted.

11. Partial Invalidity. The unenforceability or invalidity of any portion of any provision or provisions of this Assignment shall not render any other portion of such provision or provisions herein contained unenforceable or invalid.

12. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of PEC and Administrative Agent and their respective successors, assigns and legal representatives.

13. Miscellaneous.

(a) Recitals. The recitals set forth above are true and correct, and each recital is hereby incorporated into this Assignment by reference.

(b) Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below such party’s signature to this Assignment or below for the Lender Parties (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid.

If to Administrative Agent:	CoBank, ACB
6340 S. Fiddlers Green Grove
Greenwood Village, Colorado 80111-1914
Attention: Credit Information Services

With a copy to:
Bryan Cave Leighton Paisner LLP
161 North Clark, Suite 4300
Chicago, IL 60601
Attention: Eric S. Prezant, Esq.

If to the PEC:	Pacific Ethanol Central, LLC
c/o Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: Christopher W. Wright

With a copy to:
Troutman Sanders
5 Park Plaza, Suite 1400
Irvine, CA 92614
Attn: Larry Cerutti

If to the PAL:	Aurora Cooperative Elevator Company
225 Q Street
Aurora, NE 68818
Attention: Kara J. Ronnau, Executive General Counsel

With a copy to:
Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102
Attention: Joel Wiegert and Lisa Peters

All such notices and communications shall have been duly given and shall be effective: (i) when delivered; (ii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to Federal Express or other comparable overnight delivery service; or (iii) the third Business Day following the day on which the same is sent by certified mail, postage prepaid.

(c) No Oral Amendments. This Assignment may not be modified, amended, waived, extended, changed, discharged, revoked or terminated orally or by any act or failure to act on the part of any party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, revocation or termination is sought.

(d) Counterparts; Integration; Effectiveness. This Assignment and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. This Assignment and the Deeds of Trust Collateral Assignment constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Assignment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart signature page.

(e) Governing Law; Jurisdiction; Etc.

(i) Governing Law. The laws of the State of Colorado will govern this Assignment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Assignment and the transactions contemplated hereby and thereby.

(ii) Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, in any way relating to this Assignment or the transactions contemplated hereby, in any forum other than the courts of the State of Colorado sitting in Denver County, and of the United States District Court of Colorado, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such Colorado State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iii) Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Assignment in any such court referred to in Section 12 hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iv) Service of Process. Each of the parties hereto irrevocably consents to the service of process in the manner provided for notices in Section 12 hereof and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(v) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT ENTERING INTO THIS ASSIGNMENT.

14. Further Assurances. PEC and PAL each for itself agree, upon Administrative Agent’s request from time to time, to execute and deliver to Administrative Agent or any other party designated by Administrative Agent, any other agreements, notices or other documents or instruments that Administrative Agent deems are reasonably necessary or appropriate to confirm unto Administrative Agent the assignment hereunder of the Notes, the Deeds of Trust or to enable Administrative Agent to exercise the rights and remedies provided herein or otherwise; provided that any such actions on the part of PAL shall be at the sole cost and expense of PEC.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

PACIFIC ETHANOL CENTRAL, LLC

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

PACIFIC AURORA, LLC

By:	/s/ Carl R. Smith
Name:	Carl Smith
Title:	Chief Financial Officer

COBANK, ACB

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Vice President

Signature page to Assignment of Notes and Deeds of Trust

Exhibit A

Non-Negotiable Note

Exhibit B

Negotiable Note

Exhibit C

Collateral Assignment of Deed of Trust

(Non-Negotiable Note)

Exhibit D

Collateral Assignment of Deed of Trust

(Negotiable Note)